UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2005

EXCELLIGENCE LEARNING CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-32613	77-0559897
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Lower Ragsdale Drive, Monterey, California	93940
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (831) 333-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) On August 12, 2005, Excelligence Learning Corporation notified the Securities and Exchange Commission and The NASDAQ Stock Market that the Company’s Quarterly Report on Form 10-Q for the three months ended June 30, 2005 could not be timely filed. The Company also issued a press release and filed a Form 12b-25 announcing the delay in the filing of its Form 10-Q. The Company did not represent in its Form 12b-25 that it would be able to file its Form 10-Q by August 22, which is required by SEC rules to obtain a five-day extension of the filing deadline. The Company does not believe at this time that it will be able to file its Form 10-Q within the five-day extension of the filing deadline permitted under Rule 12b-25. If the Company fails to file its Form 10-Q by August 15, 2005 and does not request a five-day extension, the Company will no longer be in compliance with Marketplace Rule 4310(c)(14), a condition for the continued listing of the Company’s common stock on The NASDAQ SmallCap Market. The Company anticipates that it will request and participate in a hearing before a NASDAQ panel regarding its compliance with the listing standards.

A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 8.01.	Other Events.

The Company announced today that it will delay the filing of its Quarterly Report on Form 10-Q for the three months ended June 30, 2005.

A copy of the press release is attached hereto as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Excelligence Learning Corporation on August 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2005	EXCELLIGENCE LEARNING CORPORATION

	By:	/s/ Ronald Elliot
	Name:	Ronald Elliot
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Excelligence Learning Corporation on August 12, 2005.